Exhibit 10.3

INTEGRATED BIOPHARMA, INC.

8% SENIOR SECURED NOTE

THIS 8% SENIOR SECURED NOTE (THIS “NOTE”) DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN ORDER TO EFFECT A PARTIAL PAYMENT HEREOF. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SHOWN BELOW.

Issue Date: February 21, 2008	$7,000,000.00

     FOR VALUE RECEIVED, INTEGRATED BIOPHARMA, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of IMPERIUM MASTER FUND, LTD., or its permitted successors or assigns (the “Holder”), the sum of SEVEN MILLION DOLLARS ($7,000,000.00) in same day funds, on or before February 21, 2009 (the “Maturity Date”).

Except as permitted or required under Sections 3 and 4, the Company shall not have the right to prepay any principal of this Note.

The Company has issued this Note pursuant to a Securities Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), between the Company and the Holder.

The Company’s obligations under this Note, including, without limitation, its obligation to make payments of principal and interest hereon, are guaranteed by the Company’s subsidiaries and secured by the assets and properties of the Company and the Company’s subsidiaries.

The following terms shall apply to this Note:

1.     DEFINITIONS.

(a)     Defined Terms. When used herein, the terms below shall have the respective meanings indicated:

“Acceleration Notice” has the meaning set forth in Section 3 of this Note.

“Change of Control” means the existence, occurrence, public announcement or entering into an agreement contemplating of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company to any Person, (b) the sale, conveyance or disposition of all or substantially all of the assets of any Company Subsidiary to a Person other than the Company or another Company Subsidiary that is a party to the Security Documents; (c) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the equity or voting power of the Company is disposed of; (d) the effectuation of a transaction or series of transactions in which any of the equity or voting power of any Company Subsidiary is disposed to a Person other than the Company or another Company Subsidiary that is a party to the Security Documents; (e) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (f) the consolidation, merger or other business combination of any Company Subsidiary with or into any other entity other than the Company or another Company Subsidiary that is a party to the Security Documents; (g) a transaction or series of transactions in which any Person or group (other than pursuant to an agreement between current affiliates of the Company) acquires more than fifty percent (50%) of the equity or voting power of the Company; (h) a transaction or series of transactions in which any Person or group (other than the Company or a Company Subsidiary that is a party to the Security Documents) acquires any of the voting equity of a Company Subsidiary; and (i) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors of the Company. Notwithstanding the foregoing, the Biotech Spin-Off shall not constitute a Change of Control.

“Continuing Director” means, at any date, a member of the Board of Directors (i) who was a member of such board on the Execution Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

“Default Interest Rate” means the lower of eighteen (18%) per annum and the maximum rate permitted by applicable Governmental Requirements.

“Event of Default” means the occurrence of any of the following events:
(i)     a Liquidation Event occurs or is publicly announced;

(ii)     the Company fails to make any payment of principal or interest on this Note as and when due, and such payment remains unpaid for two (2) Business Days following such due date;

(iii)     other than a breach described in clause (ii) above, the Company or any Company Subsidiary breaches or provides notice of its intent to breach any material term or condition of this Note or any other Transaction Document (including, without limitation, a Registration Default (as defined in the Registration Rights Agreement)); and such breach continues for a period of five (5) Business Days following written notice thereof from the Holder;
(iv)     any representation or warranty made by the Company or any Company Subsidiary in any of the Transaction Documents was inaccurate or misleading in any material respect as of the date such representation or warranty was made; or
(v)     a default occurs or is declared, or any amounts are accelerated, under or with respect to any instrument that evidences Debt of the Company or any Company Subsidiary in a principal amount exceeding $50,000.

“Interest” has the meaning set forth in Section 2(a) of this Note.

“Issue Date” means the date of this Note as set forth on the first page of this Note.

“Liquidation Event” means where (i) the Company or any Company Subsidiary shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or the Company or any Company Subsidiary shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or (ii) there shall be commenced against the Company or any Company Subsidiary any action or proceeding of the nature referred to in clause (i) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its property, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there is initiated the dissolution or other winding up of the Company or any material Company Subsidiary, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (iv) there is initiated any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Company Subsidiary.

“Maturity Date” has the meaning set forth in the preamble of this Note.

“Prepayment Notice” has the meaning set forth in Section 4 of this Note.

“Securities Purchase Agreement” has the meaning set forth in the preamble of this Note.

(b)     Terms Defined in Securities Purchase Agreement. Any capitalized term used but not defined herein has the meaning specified in the Securities Purchase Agreement.

(c)     Usage. All definitions contained in this Note are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Note as a whole and not to any particular provision of this Note.

2.      PAYMENT OF PRINCIPAL AND INTEREST.

(a)      Interest. This Note shall bear interest on the unpaid principal amount hereof (“ Interest”) at an annual rate equal to eight percent (8%), computed on the basis of a 360-day year and calculated using the actual number of days elapsed since and including the Issue Date or the date on which Interest was most recently paid, as the case may be (but excluding the day on which the unpaid principal amount hereof is paid in full). Interest shall be paid in accordance with Section 2(b).

(b)     Monthly Interest Payments . The Company shall, on the first Business Day of each calendar month, commencing with March 3, 2008, pay the Holder an amount equal to the accrued and unpaid Interest (including default interest (if any)) on this Note up to but not including the date of such payment.

(c)     Payment on Maturity Date. The outstanding principal amount of this Note plus all accrued and unpaid Interest (including default interest (if any)) hereon, plus all other amounts due hereunder, shall be paid in full on the Maturity Date.

(d)     Default Interest. Any amount of principal or Interest that is not paid as and when due in accordance with this Note shall bear interest at the Default Interest Rate, compounded monthly, until paid.

(e)     Payment in Cash. All payments of principal and Interest (including default interest (if any)) on this Note shall be paid in cash by wire transfer of immediately available funds.

3.     EVENTS OF DEFAULT; CHANGE OF CONTROL.

In the event that an Event of Default or a Change of Control occurs, the Holder shall have the right, upon written notice to the Company (an “Acceleration Notice”), to (i) accelerate the payment of all unpaid principal and accrued and unpaid Interest (including default interest (if any)) on this Note, and (ii) receive from the Company an amount equal to the sum of all of the amounts described in the preceding clause (i) in same day funds on the payment date specified in the Acceleration Notice, provided such date must be at least two (2) Business Days following the date on which the Acceleration Notice is delivered to the Company.

4.     OPTIONAL PREPAYMENT.

The Company shall have the right at any time, upon not less than 5 days’ written notice to the Holder (a “Prepayment Notice”), to prepay all but not less than all of the unpaid principal and accrued and unpaid Interest (including default interest (if any)) on this Note. In order to effectuate such prepayment, the Company shall be obligated to pay the Holder an amount equal to all of the amounts described in the preceding sentence in same day funds on the payment date (the “Prepayment Date”) specified in the Prepayment Notice, provided such date must be at least thirty (30) days following the date on which the Prepayment Notice is delivered to the Holder. Notwithstanding the foregoing, if the Holder delivers an Acceleration Notice at any time prior to the Prepayment Date, then the provisions of Section 3 shall apply and control.

5.     MISCELLANEOUS.
(a)     Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available. In the event that the Company does not pay any amount under this Note when such amount becomes due, the Company shall bear all costs incurred by the Holder in collecting such amount, including without limitation reasonable legal fees and expenses.

(b)     Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Note shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

               If to the Company :

               Integrated BioPharma, Inc.

225 Long Avenue

Hillside, New Jersey 07205
Attn: Chief Executive Officer
Tel: (973) 926-0816
Fax: (973) 926-1735

               with a copy (which shall not constitute notice) to:

               Greenberg Traurig, LLP
               200 Park Avenue
               New York, New York 10023
               Attn: Andrew H. Abramowitz
               Tel: (212) 801-9200
               Fax: (212) 801-6400

and if to the Holder, to such address for the Holder as shall appear on the signature page of the Securities Purchase Agreement executed by the Holder, or as shall be designated by the Holder in writing to the other parties hereto in accordance this Section 5(b) .

(c)      Amendments and Waivers. No amendment to this Note may be made or given except pursuant to a written instrument executed by the Company and by the Holder. No waiver of any provision of this Note may be made except pursuant to a written instrument executed by the party against whom such waiver is sought to be enforced. Any waiver given pursuant hereto shall be effective only in the specific instance and for the specific purpose for which given.

(d)      Transfer of Note. The Holder may sell, transfer or otherwise dispose of all or any part of this Note (including without limitation pursuant to a pledge) to any Person as long as such sale, transfer or disposition is in compliance with applicable Governmental Requirements, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Note in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Note identical in all respects to this Note, in the name of such transferee, against surrender of this Note or as otherwise specified in Section 5(e) of this Note. The Company shall be entitled to treat the original Holder as the holder of this entire Note unless and until it receives written notice of the sale, transfer or disposition hereof.

(e)      Lost or Stolen Note. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver to the Holder a new Note identical in all respects to this Note.
(f)      Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

(g)     Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Note except as specifically required or permitted pursuant to the terms hereof.

(h)     Usury. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay.  If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the date first above written.

INTEGRATED BIOPHARMA, INC.

By: /s/ E. Gerald Kay

Name: E. Gerald Kay
Title: Chief Executive Officer